Exhibit 99.3

               FIRST AMENDMENT TO BILL OF SALE, ASSIGNMENT,
                   ACCEPTANCE AND ASSUMPTION AGREEMENT

This FIRST AMENDMENT is made on January 4, 2007 and effective as of December 29, 2006, to the BILL OF SALE, ASSIGNMENT, ACCEPTANCE AND ASSUMPTION AGREEMENT, made, executed and entered into as of December 29, 2006, by and among Technology Funding Venture Partners V Liquidating Trust (the "Assignor" or the "Trust") and Technology Funding Ltd., (the "Assignee") or its nominees, including but not limited to Technology Funding Group, LLC and/or Dakota Equities, LLC, and Technology Funding Capital Corp. ("TFCC").

                             R E C I T A L S

WHEREAS, the Fair Value for the holdings in Qualmark Inc. were incorrectly stated in the BILL OF SALE, ASSIGNMENT, ACCEPTANCE AND ASSUMPTION AGREEMENT entered into on December 29, 2006, and

WHEREAS, the parties desire to correct this error.

NOW, THEREFORE, the amount to be paid for the shares of Qualmark Inc. shall be $6,822.

This instrument shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to conflict of law.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the Bill of Sale, Assignment, Acceptance and Assumption Agreement under seal on the date first above written.

                                    ASSIGNOR
                                    Technology Funding Venture Partners V
                                    Liquidating Trust
                                    By: Technology Funding, Inc. as Trustee


                                    By: /s/ Charles R. Kokesh, President


                                    ASSIGNEE
                                    Technology Funding Ltd.,


                                    By: /s/ Charles R. Kokesh, General Partner